Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of July 8, 2010 (this “Amendment”) to the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.        Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II.       The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Required Lenders and the Administrative Agent have agreed thereto upon the terms and conditions herein contained.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         The definition of “Prohibited Convertible Preferred Event” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the date “October 31, 2011,” the words “to the extent there are any Convertible Preferreds outstanding as of such date,”.

2.         Section 7.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (d) thereof, (ii) deleting the period at the end of subsection (e) thereof and inserting “; and” in its place, and (iii) adding a new subsection thereto as follows:

(f) on or prior to August 31, 2010, the Borrower may make one or more Restricted Payments to redeem and retire Convertible Preferreds, provided that (i) the aggregate amount of all such Restricted Payments does not exceed $9,800,000, (ii) the liquidation preference of all such Convertible Preferreds so redeemed and retired shall not be less than the aggregate sum of all such Restricted Payments, (iii) immediately before and after giving effect to each such Restricted Payment, no Event of Default shall exist or would occur, and (iv) prior to making each such Restricted Payment, the Borrower shall have delivered to the Administrative Agent and the Lenders a pro forma compliance certificate (as of the immediately preceding month end in respect of which the Borrower shall have delivered the compliance certificate required by Section 6.1(e)), giving effect to all distributions in cash from VPDI to the Borrower, all such Restricted Payments and certain other transactions, in each case since the month end covered by such compliance certificate, and each such certificate shall be in form and substance satisfactory to the Administrative Agent.

3.         Paragraphs 1 and 2 of this Amendment shall not be effective unless and until the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):

(a)         the Administrative Agent (or its counsel) shall have received from the Borrower and Required Lenders either (i) a counterpart of this Amendment signed on behalf of each such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such Person has signed a counterpart of this Amendment, and

(b)         the Borrower shall have paid all fees and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other matters contemplated hereby, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel.

4.         The Borrower hereby (i) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and its obligations thereunder, and agrees and admits that (a) it has no defense to any such obligation, (b) it shall not exercise any setoff or offset to any such obligation, and (c) to its knowledge, it does not have any claim against any Credit Party arising out of the transactions contemplated by the Loan Documents, and (ii) represents and warrants that no Default has occurred and is continuing and that all of the representations and warranties made by it in the Loan Documents are true and correct in all material respects, both immediately before and after giving effect to this Amendment.

5.         This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

6.         The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment or other modification in respect of any other term or condition of any Loan Document.

7.         THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

THE BANK OF NEW YORK MELLON, individually, as Issuing Bank and as Administrative Agent

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Cara Gentile
Name:	Cara Gentile
Title:	Vice President

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